Exhibit 10.1

GRANITE CONSTRUCTION INCORPORATED
EXECUTIVE RETENTION AND SEVERANCE PLAN III

1.     ESTABLISHMENT AND PURPOSE

1.1.     Establishment. The Granite Construction Incorporated Executive Retention and Severance Plan III (the "Plan") is hereby established by the Board of Directors of Granite Construction Incorporated, adopted effective January 1, 2020 (the “Effective Date”).

1.2.     Purpose. The Company draws upon the knowledge, experience and advice of the officers and key employees of the Company and its subsidiaries in order to manage its business for the benefit of the Company’s stockholders. Due to the widespread awareness of the possibility of mergers, acquisitions and other strategic alliances in the Company’s industry, the topic of compensation and other employee benefits in the event of a Change in Control is an issue in competitive recruitment and retention efforts. The Committee recognizes that the possibility or pending occurrence of a Change in Control could lead to uncertainty regarding the consequences of such an event and could adversely affect the Company’s ability to attract, retain and motivate officers and key employees. The Committee has therefore determined that it is in the best interests of the Company and its stockholders to provide for the continued dedication of officers and key employees notwithstanding the possibility or occurrence of a Change in Control by establishing this Plan to provide designated officers and key employees with enhanced financial security in the event of a Change in Control. The purpose of this Plan is to provide its Participants with specified compensation and benefits in the event of termination of employment under circumstances specified herein upon or following a Change in Control. The Company intends that all payments pursuant to the Plan be exempt from or comply with all applicable requirements of Section 409A (as defined below), and the Plan shall be so construed.

1.3.     Successor Plan. This Plan is the successor plan to the Granite Construction Incorporated Executive Retention and Severance Plan, effective September 20, 2007 and to the Granite Construction Incorporated Executive Retention and Severance Plan II, effective March 9, 2011, as amended (collectively, the “Prior Plans”). Officers and key employees eligible to participate in the Prior Plans shall discontinue participation in the Prior Plans and shall instead participant in this Plan. This Plan is effective for officers and key employees of the Company employed, hired, or appointed to an eligible position, on or after January 1, 2020.

2.     DEFINITIONS AND CONSTRUCTION

2.1.     Definitions. Whenever used in this Plan, the following terms shall have the meanings set forth below:

(a)     “Annual Bonus Rate” means an amount equal to the annual average of the aggregate of all annual incentive bonuses earned by the Participant (whether or not actually paid) under the terms of the programs, plans or agreements providing for such bonuses for the three (3) fiscal years of the Company immediately preceding the fiscal year of the Change in Control (or the portion of such three fiscal years during which the Participant was employed by the Company). For this purpose, annual incentive bonuses shall not include signing bonuses or other nonrecurring cash incentive awards.

(b)     “Base Salary Rate” means the Participant’s annual base salary rate in effect immediately prior to the Participant’s Termination upon a Change in Control, without giving effect to any reduction in the Participant’s base salary rate which constitutes Good Reason. For this purpose, base salary does not include any bonuses, commissions, fringe benefits, car allowances, other irregular payments or any other compensation except base salary.

(c)     "Benefit Period" means three (3) years for the Chief Executive Officer of the Company; two (2) years for the Chief Financial Officer of the Company and all other Participants.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Cause” means the occurrence of any of the following: (1) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any documents or records of the Company Group; (2) the Participant's material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of any member of the Company Group; (3) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which of the Company is required to prepare an accounting restatement; (4) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a member of the Company Group (including, without limitation, the Participant’s improper use or disclosure of the confidential or proprietary information of a member of the Company Group); (5) any intentional act by the Participant which has a material detrimental effect on the reputation or business of a member of the Company Group; (6) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a member of the Company Group of, and a reasonable opportunity to cure, such failure or inability; (7) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a member of the Company Group, which breach is not cured pursuant to the terms of such agreement; or (8) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a member of the Company Group.

(f)     “Change in Control” means, except as otherwise provided in the Participation Agreement applicable to a given Participant, the occurrence of any of the following:

(1)     any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) “beneficial ownership” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than thirty percent (30%) of the total combined voting power of the Company’s then-outstanding stock entitled to vote generally in the election of directors;

(2)     the Company is party to a merger or consolidation which results in the holders of the voting stock of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the stock entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation;

(3)     the sale or disposition of all or substantially all of the Company’s assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more subsidiaries of the Company); or

(4)     a change in the composition of the Board within any consecutive 12-month period as a result of which fewer than a majority of the directors are Incumbent Directors; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (1) or (2) of this Section in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(g)     “Change in Control Period” means a period commencing upon the consummation of a Change in Control and ending on the date occurring two (2) years thereafter.

(h)     “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto and any applicable regulations promulgated thereunder.

(i)     “Committee” means the Compensation Committee of the Board.

(j)     “Company” means Granite Construction Incorporated, a Delaware corporation, and, following a Change in Control, a Successor that agrees to assume all of the terms and provisions of this Plan or a Successor which otherwise becomes bound by operation of law to this Plan.

(k)     “Company Group” means the group consisting of the Company and each present or future parent and subsidiary corporation or other business entity thereof.

(l)     “Disability” means a Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(m)     “Employer Contribution Rate” means an amount equal to the annual average of the aggregate employer contributions (excluding contributions deducted from the Participant’s compensation and treated as employer contributions) made on behalf of the Participant for the three (3) fiscal years of the Company immediately preceding the fiscal year of the Change in Control (or the portion of such three fiscal years during which the Participant was employed by the Company) to the Employee Stock Ownership Plan, the 401(k) plan, profit sharing plan and any other retirement plan of the Company Group in effect immediately prior to the Change in Control.

(n)     “Equity Award” means any Option, Restricted Stock, Restricted Stock Units, performance shares, performance units or other stock-based compensation award granted by the Company or any other Company Group member to a Participant, including any such award which is assumed by, or for which a replacement award is substituted by, the Successor or any other member of the Company Group in connection with a Change in Control.

(o)     “Good Reason” means the occurrence during a Change in Control Period of any of the following conditions without the Participant’s informed written consent, which condition(s) remain(s) in effect thirty (30) days after written notice to the Company from the Participant of such condition(s) and which notice must have been given within sixty (60) days following the initial occurrence of such condition(s):

(1)     a material diminution in the Participant’s authority, duties or responsibilities, causing the Participant’s position to be of materially lesser rank or responsibility within the Company or an equivalent business unit of its parent;

(2)     a decrease in the Participant’s Base Salary Rate (except as part of a broad-based reduction plan applicable to substantially all Company Group employees);

(3)     a geographical relocation of the Participant's principal office location by more than thirty (30) miles (one-way); or

(4)     any material breach of this Plan by the Company with respect to the Participant.

The existence of Good Reason shall not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Disability. For the purposes of any determination regarding the existence of Good Reason hereunder, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board that Good Reason does not exist, and the Board, acting in good faith, affirms such determination by a vote of not less than two-thirds of its entire membership (excluding the Participant if the Participant is a member of the Board).

(p)     “Incumbent Director” means a director who either (1) is a member of the Board as of the Effective Date, or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(q)     “Option” means any option to purchase shares of the capital stock of the Company or of any other member of the Company Group granted to a Participant by the Company or any other Company Group member, whether granted before or after a Change in Control, including any such option which is assumed by, or for which a replacement option is substituted by, the Successor or any other member of the Company Group in connection with the Change in Control.

(r)     “Participant” means each officer and each key employee designated by the Committee to participate in the Plan, provided such individual has executed a Participation Agreement.

(s)     “Participation Agreement" means an Agreement to Participate in the Plan in the form attached hereto as Exhibit A or in such other form as the Committee may approve from time to time; provided, however, that, after a Participation Agreement has been entered into between a Participant and the Company, it may be modified only by a supplemental written agreement executed by both the Participant and the Company. The terms of such forms of Participation Agreement need not be identical with respect to each Participant.

(t)     “Release” means a general release of all known and unknown claims against the Company and its affiliates and their stockholders, directors, officers, employees, agents, successors and assigns substantially in the form attached hereto as Exhibit B (“General Release of Claims - Age 40 and over)”) or Exhibit C (“General Release of Claims -Under age 40”), whichever is applicable, with any modifications thereto determined by legal counsel to the Company to be necessary or advisable to comply with applicable law or to accomplish the intent of Section 8 (Exclusive Remedy) hereof.

(u)     “Restricted Stock” means any compensatory award of shares of the capital stock of the Company or of any other member of the Company Group granted to a Participant by the Company or any other Company Group member, whether such shares are granted or acquired before or after a Change in Control, including any shares issued in exchange for any such shares by a Successor or any other member of the Company Group in connection with a Change in Control.

(v)     “Restricted Stock Units” mean any compensatory award of rights to receive shares of the capital stock or cash in an amount measured by the value of shares of the capital stock of the Company or of any other member of the Company Group granted to a Participant by the Company or any other Company Group member, whether such rights are granted before or after a Change in Control, including any such rights issued in exchange for any such rights by a Successor or any other member of the Company Group in connection with a Change in Control.

(w)     “Section 409A” means Section 409A of the Code and any applicable regulations and other administrative guidance promulgated thereunder.

(x)     “Section 409A Deferred Compensation” means compensation and benefits provided by the Plan that constitute deferred compensation subject to and not exempted from the requirements of Section 409A.

(y)     “Separation from Service” means a separation from service within the meaning of Section 409A.

(z)     “Specified Employee” means a specified employee within the meaning of Section 409A.

(aa)     “Successor” means any successor in interest to substantially all of the business and/or assets of the Company.

(bb)     “Termination upon a Change in Control” means the occurrence of any of the following events during the Change in Control Period:

(1)     termination by the Company Group of the Participant’s employment for any reason other than Cause; or

(2)     the Participant’s resignation for Good Reason from all capacities in which the Participant is then rendering service to the Company Group, provided that such resignation occurs no later than one hundred twenty (120) days following the occurrence of the condition constituting Good Reason; provided, however, that Termination upon a Change in Control shall not include any termination of the Participant’s employment which is (i) for Cause, (ii) a result of the Participant’s death or Disability, or (iii) a result of the Participant's voluntary termination of employment other than for Good Reason.

2.2.     Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.     ELIGIBILITY

The Board or Committee shall designate those officers and key employees of the Company or any other member of the Company Group, employed, hired, or appointed to an eligible position, on or after January 1, 2020, who shall be eligible to become Participants in the Plan. To become a Participant, the designated officer or key employee must execute a Participation Agreement.

4.     TREATMENT OF EQUITY AWARDS UPON A CHANGE IN CONTROL

4.1.     [Reserved].

4.2.     Restricted Stock Units. With respect to (a) Restricted Stock Units granted prior to January 1, 2020 that are subject to time-based vesting and (b) Restricted Stock Units granted upon the achievement of certain performance goals during a performance period beginning prior to January 1, 2020 and notwithstanding any provision to the contrary contained in any plan or agreement evidencing Restricted Stock Units held by a Participant, such Restricted Stock Units shall vest in full upon the consummation of a Change in Control, provided that the Participant remains an employee or other service provider with the Company Group immediately prior to the Change in Control.

4.3.     Other Equity Awards. Except as set forth in Sections 4.1 and 4.2 above, the treatment of stock-based compensation upon the consummation of a Change in Control shall be determined in accordance with the terms of the plans or agreements providing for such awards.

The provisions of this Section 4 with respect to all amounts that constitute Section 409A Deferred Compensation shall be subject to, limited by and construed in accordance with the requirements of Section 409A and Section 6.2 below.

5.     TERMINATION UPON A CHANGE IN CONTROL

In the event of a Participant’s Termination upon a Change in Control, the Participant shall be entitled to receive:

5.1.     Accrued Obligations. The Participant shall be entitled to receive:

(a)     all salary, commissions and accrued but unused vacation earned through the date of the Participant’s termination of employment;

(b)     reimbursement within ten (10) business days of submission, within thirty (30) days following the Participant’s termination of employment, of proper expense reports of all expenses reasonably and necessarily incurred by the Participant in connection with the business of the Company Group prior to his or her termination of employment; and

(c)     the benefits accrued through the date of the Participant's termination of employment, if any, under any Company Group retirement plan, nonqualified deferred compensation plan or stock-based compensation plan or agreement (other than any such plan or agreement pertaining to Equity Awards whose treatment is prescribed by Section 5.2(c) below), health benefits plan or other Company Group benefit plan to which the Participant may be entitled pursuant to the terms of such plans or agreements.

5.2.     Severance Benefits. Provided that on or before the sixtieth (60th) day following the Participant’s Termination upon a Change in Control, the Participant executes the Release applicable to such Participant and the period for revocation, if any, of such Release has expired without the Release having been revoked, the Participant shall be entitled to receive the following severance payments and benefits:

(a)     Salary, Bonus and Employer Contributions. Subject to Section 6.2, the Company shall pay to the Participant in a lump sum cash payment on the seventy-fifth (75th) day following the Participant’s Termination upon a Change in Control an amount equal to:

(1)     With respect to the Chief Executive Officer of the Company, the product of 2.99 and the sum of (a) the Participant’s Base Salary Rate, (b) the Participant’s Annual Bonus Rate and (c) the Participant’s Employer Contribution Rate.

(2)     With respect to the Chief Financial Officer of the Company, the product of two (2) and the sum of (a) the Participant’s Base Salary Rate, (b) the Participant’s Annual Bonus Rate and (c) the Participant's Employer Contribution Rate.

(3)     With respect to any Participant other than the Chief Executive Officer of the Company or the Chief Financial Officer of the Company or unless Board or Committee determines otherwise, the product of two (2) and the sum of (a) the Participant’s Base Salary Rate, (b) the Participant’s Annual Bonus Rate and (c) the Participant’s Employer Contribution Rate.

(b)     Health, Life and Long-Term Disability Insurance Benefits. Subject to Section 6.2, the Company shall pay to the Participant in a lump sum cash payment on the seventy-fifth (75th) day following the Participant’s Termination upon a Change in Control an amount equal to:

(1)     With respect to the Chief Executive Officer of the Company, the product of 2.99 and the average annual premium cost to the Company Group for health (including medical and dental), life and long-term disability insurance benefits provided to the Participant (including his or her dependents covered by such insurance benefits immediately prior to the Termination upon a Change in Control) for the three (3) fiscal years of the Company immediately preceding the fiscal year of the Termination upon a Change in Control (or the portion of such three fiscal years during which the Participant was employed by the Company).

(2)     With respect to the Chief Financial Officer of the Company and all other Participants, the product of two (2) and the average annual premium cost to the Company Group for health (including medical and dental), life and long-term disability insurance benefits provided to the Participant (including his or her dependents covered by such insurance benefits immediately prior to the Termination upon a Change in Control) for the three (3) fiscal years of the Company immediately preceding the fiscal year of the Termination upon a Change in Control (or the portion of such three fiscal years during which the Participant was employed by the Company).

(c)     Acceleration of Vesting of Equity Awards. Notwithstanding any provision to the contrary contained in any plan or agreement evidencing an Equity Award granted to a Participant but subject to Section 6.2, each of the Participant’s outstanding Equity Awards which were not otherwise accelerated pursuant to Section 4 shall become immediately exercisable and vested as of the date of the Participant’s Termination upon a Change in Control.

(d)     Outplacement Services. Subject to Section 6.2, the Company shall provide at its expense reasonable professional outplacement services to the Participant until the earlier of two (2) years following the Participant’s Termination upon a Change in Control or the date on which the Participant obtains other employment.

(e)     Long-Term Incentives. Subject to Section 6.2, each Participant whose long-term incentive is based on a one-year performance period under the Company's Incentive Compensation Plan Summary shall receive a cash payment equal to his or her long-term incentive paid at target for the performance period in which the Participant's Termination upon a Change in Control occurs.

5.3.     Indemnification; Insurance.

(a)     In addition to any rights a Participant may have under any indemnification agreement previously entered into between the Company and such Participant (a “Prior indemnity Agreement”), from and after the date of the Participant’s Termination upon a Change in Control, the Company shall indemnify and hold harmless the Participant against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of the fact that the Participant is or was a director, officer, employee or agent of the Company Group, or is or was serving at the request of the Company Group as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether asserted or claimed prior to, at or after the date of the Participant’s termination of employment, to the fullest extent permitted under applicable law, and the Company shall also advance fees and expenses (including attorneys’ fees) as incurred by the Participant to the fullest extent permitted under applicable law. In the event of a conflict between the provisions of a Prior Indemnity Agreement and the provisions of this Plan, the Participant may elect which provisions shall govern.

(b)     For a period of six (6) years from and after the date of the Termination upon a Change in Control of a Participant who was an officer and/or director of the Company at any time prior to such termination of employment, the Company shall maintain a policy of directors’ and officers’ liability insurance for the benefit of such Participant which provides him or her with coverage no less favorable than that provided for the Company’s continuing officers and directors.

6.     CERTAIN FEDERAL TAX CONSIDERATIONS

6.1.     Federal Excise Tax Under Section 4999 of the Code.

(a)     Treatment of Excess Parachute Payments. In the event that any benefits payable to a Participant pursuant to this Plan (“Payments”) (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 6.1 would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then the Participant’s Payments hereunder shall be either (a) provided to the Participant in full, or (b) provided to the Participant as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. In the event of a reduction of benefits hereunder, the Accountants (as defined below) shall determine which benefits shall be reduced so as to achieve the principle set forth in the preceding sentence.

(b)     Determination of Amounts. All computations and determinations called for by this Section 6.1 shall be promptly determined and reported in writing to the Company and the Participant by independent public accountants or other independent advisors selected by the Company and reasonably acceptable to the Participant (the "Accountants”), and all such computations and determinations shall be conclusive and binding upon the Participant and the Company. For the purposes of such determinations, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determinations. The Company shall bear all fees and expenses charged by the Accountants in connection with such services.

(c)     Potential Further Reduction of Benefits. If, notwithstanding any reduction described in Section 6.1(a), the IRS determines that a Participant is liable for the Excise Tax as a result of the receipt of any payments made pursuant to this Plan, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the Payments equal to the “Repayment Amount.” The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to the Payments (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such benefits) shall be maximized. The Repayment Amount shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the Payments being maximized. If the Excise Tax is not eliminated pursuant to this Section 6.1(c), the Participant shall pay the Excise Tax.

(d)     Potential Increase in Benefits. Notwithstanding any other provision of this Section 6.1, if (i) there is a reduction in the payments to a Participant as described in this Section 6.1, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds (calculated as if the Participant’s benefits had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those payments which were reduced pursuant to this Section 6.1 as soon as administratively possible after the Participant pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the payment of the Payments are maximized.

6.2.     Compliance with Section 409A. Notwithstanding any other provision of the Plan to the contrary, the provision, time and manner of payment or distribution of all compensation and benefits provided by the Plan that constitute Section 409A Deferred Compensation shall be subject to, limited by and construed in accordance with the requirements of Section 409A, including the following:

(a)     Separation from Service. Payments and benefits constituting Section 409A Deferred Compensation otherwise payable or provided pursuant to Section 5 upon a Participant’s Termination upon a Change in Control shall be paid or provided only at the time of a termination of Participant’s employment which constitutes a Separation from Service.

(b)     Six-Month Delay Applicable to Specified Employees. Payments and benefits constituting Section 409A Deferred Compensation to be paid or provided pursuant to Sections 5 or 6.1 pursuant to the Separation from Service of a Participant who is a Specified Employee, and to the extent delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A, shall be paid or provided commencing on the later of (1) the date that is six (6) months after the date of such Separation from Service or, if earlier, the date of death of the Participant (in either case, the “Delayed Payment Date”), or (2) the date or dates on which such Section 409A Deferred Compensation would otherwise be paid or provided in accordance with Section 5 or 6.1, as applicable. All such amounts that would, but for this Section 6.2(b), become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(c)     Restricted Stock Units and Other Stock-Based Awards. The vesting of any Restricted Stock Units or other stock-based compensation awards which constitute Section 409A Deferred Compensation and are held by a Participant who is a Specified Employee shall be accelerated in accordance with Section 5.2(c) to the extent applicable; provided, however, that the payment in settlement of any such awards shall occur on the Delayed Payment Date to the extent delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A. Restricted Stock Units and other stock-based compensation which vests and becomes payable upon a Change in Control in accordance with Section 4.2 or Section 4.3 shall not be subject to this Section 6.2(c).

7.     CONFLICT IN BENEFITS; NONCUMULATION OF BENEFITS

7.1.     Effect of Plan. The terms of this Plan, when accepted by a Participant pursuant to an executed Participation Agreement, shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Plan and, subject to Section 7.2, shall be the exclusive agreement for the determination of any payments and benefits due to the Participant upon the events described in Sections 4, 5 and 6.

7.2.     Noncumulation of Benefits, Except as expressly provided in a written agreement between a Participant and the Company entered into after the date of such Participant’s Participation Agreement and which expressly disclaims this Section 7.2 and is approved by the Board or the Committee, the total amount of payments and benefits that may be received by the Participant as a result of the events described in Sections 4, 5 and 6 pursuant to (a) the Plan, (b) any agreement between the Participant and the Company or (c) any other plan, practice or statutory obligation of the Company, shall not exceed the amount of payments and benefits provided by this Plan upon such events (plus any payments and benefits provided pursuant to an agreement evidencing a Prior Indemnity Agreement), and the aggregate amounts payable under this Plan shall be reduced to the extent of any excess (but not below zero).

8.     EXCLUSIVE REMEDY

The payments and benefits provided by Section 5 and Section 6 (plus any payments and benefits provided pursuant to an agreement evidencing a Prior Indemnity Agreement), if applicable, shall constitute the Participant’s sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Participant and the Company in the event of the Participant’s Termination upon a Change in Control. The Participant shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any Termination upon a Change in Control with respect to which the payments and benefits described in Section 5 and Section 6 (plus any payments and benefits provided pursuant to an agreement evidencing a Prior Indemnity Agreement), if applicable, have been provided to the Participant, except as expressly set forth in this Plan or, subject to the provisions of Sections 7.2, in a duly executed employment agreement between Company and the Participant.

9.     PROPRIETARY AND CONFIDENTIAL INFORMATION

The Participant agrees to continue to abide by the terms and conditions of the confidentiality and/or proprietary rights agreement between the Participant and the Company.

10.     NONSOLICITATION AND NONDISPARAGEMENT

10.1.     If the Company performs its obligations to deliver the payments and benefits set forth in Section 5 and Section 6 (plus any payments and benefits provided pursuant to an agreement evidencing an Equity Award or a Prior Indemnity Agreement), then for a period equal to the Benefit Period applicable to a Participant following the Participant’s Termination upon a Change in Control, the Participant shall not, directly or indirectly, recruit, solicit or invite the solicitation of any employees of the Company or any other member of the Company Group to terminate their employment relationship with the Company.

10.2.     If the Company performs its obligations to deliver the payments and benefits set forth in Section 5 and Section 6 (plus any payments and benefits provided pursuant to an agreement evidencing an Equity Award or a Prior Indemnity Agreement), then the Participant shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company Group or its businesses, or any of its employees, officers, or directors.

11.     NO CONTRACT OF EMPLOYMENT

Neither the establishment of the Plan, nor any amendment thereto, nor the payment of any benefits shall be construed as giving any person the right to be retained by the Company, a Successor or any other member of the Company Group. Except as otherwise established in an employment agreement between the Company and a Participant, the employment relationship between the Participant and the Company is an “at-will” relationship. Accordingly, either the Participant or the Company may terminate the relationship at any time, with or without cause, and with or without notice except as otherwise provided by Section 14. In addition, nothing in this Plan shall in any manner obligate any Successor or other member of the Company Group to offer employment to any Participant or to continue the employment of any Participant which it does hire for any specific duration of time.

12.     ARBITRATION

12.1.     Disputes Subject to Arbitration. Any claim, dispute or controversy arising out of this Plan, the interpretation, validity or enforceability of this Plan or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association; provided, however, that (a) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to trade secrets, confidential and proprietary information or other intellectual property; and (b) this arbitration provision shall not preclude the parties from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

12.2.     Site of Arbitration. The site of the arbitration proceeding shall be in Santa Clara, California or any other site mutually agreed to by the Company and the Participant.

12.3.     Costs and Expenses Borne by Company. All costs and expenses of arbitration, including but not limited to reasonable attorneys’ fees and other costs reasonably incurred by the Participant in connection with an arbitration in accordance with this Section 12, shall be paid by the Company. Notwithstanding the foregoing, if the Participant initiates the arbitration, and the arbitrator finds that the Participant’s claims were totally without merit or frivolous, then the Participant shall be responsible for the Participant’s own attorneys’ fees and costs.

13.     SUCCESSORS AND ASSIGNS

13.1.     Successors of the Company. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

13.2.     Acknowledgment by Company. If, after a Change in Control, the Company fails to reasonably confirm that it has performed the obligation described in Section 13.1 within twenty (20) business days after written notice from the Participant, such failure shall be a material breach of this Plan and shall entitle the Participant to resign for Good Reason and to receive the benefits provided under this Plan in the event of Termination upon a Change in Control.

13.3.     Heirs and Representatives of Participant. This Plan shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devises, legatees or other beneficiaries. If the Participant should die while any amount would still be payable to the Participant hereunder (other than amounts which, by their terms, terminate upon the death of the Participant) if the Participant had continued to live, then all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of the Participant’s estate.

14.     NOTICES

14.1.     General. For purposes of this Plan, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified mail, return receipt requested, or by overnight courier, postage prepaid, as follows:

(a)     if to the Company:

Granite Construction Incorporated
585 West Beach Street
Watsonville CA 95076
Attention: General Counsel

(b)     if to the Participant, at the home address which the Participant most recently communicated to the Company in writing.

Either party may provide the other with notices of change of address, which shall be effective upon receipt.

14.2.     Notice of Termination. Any termination by the Company of the Participant’s employment during the Change in Control Period or any resignation by the Participant during the Change in Control Period shall be communicated by a notice of termination or resignation to the other party hereto given in accordance with Section 14.1. Such notice shall indicate the specific termination provision in this Plan relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date.

15.     TERMINATION AND AMENDMENT OF PLAN

The Committee may modify, amend or suspend the Plan and/or any Participation Agreement executed by such a Participant, including but not limited to terminating the Participant’s participation in the Plan; provided, however, that such modification, amendment or suspension shall only be effective beginning 12-months following the Committee’s decision to modify, amend, or suspend the Participant’s participation in the Plan. Notwithstanding any other provision of the Plan to the contrary, the Board or the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Participation Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Participation Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

16.     MISCELLANEOUS PROVISIONS

16.1.     Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan are unfunded obligations. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company.

16.2.     No Duty to Mitigate; Obligations of Company. A Participant shall not be required to mitigate the amount of any payment or benefit contemplated by this Plan by seeking employment with a new employer or otherwise, nor shall any such payment or benefit be reduced by any compensation or benefits that the Participant may receive from employment by another employer. Except as otherwise provided by this Plan, the obligations of the Company to make payments to the Participant and to make the arrangements provided for herein are absolute and unconditional and may not be reduced by any circumstances, including without limitation any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Participant or any third party at any time,

16.3.     No Representations. By executing a Participation Agreement, the Participant acknowledges that in becoming a Participant in the Plan, the Participant is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Plan.

16.4.     Waiver. No waiver by the Participant or the Company of any breach of, or of any lack of compliance with, any condition or provision of this Plan by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

16.5.     Choice of Law. The validity, interpretation, construction and performance of this Plan shall be governed by the substantive laws of the State of California, without regard to its conflict of law provisions.

16.6.     Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

16.7.     Benefits Not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, and no attempted transfer or assignment thereof shall be effective. No right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant.

16.8.     Tax Withholding. All payments made pursuant to this Plan will be subject to withholding of applicable income and employment taxes.

16.9.     Consultation with Legal and Financial Advisors. By executing a Participation Agreement, the Participant acknowledges that this Plan confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged the Participant to consult with the Participant’s personal legal and financial advisors; and that the Participant has had adequate time to consult with the Participant’s advisors before executing the Participation Agreement.

16.10.     Further Assurances. From time to time, at the Company’s request and without further consideration, the Participant shall execute and deliver such additional documents and take all such further action as reasonably requested by the Company to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of the Plan, the Participant’s Participation Agreement and the Release, and to provide adequate assurance of the Participant’s due performance thereunder.

17.     AGREEMENT

By executing a Participation Agreement, the Participant acknowledges that the Participant has received a copy of this Plan and has read, understands and is familiar with the terms and provisions of this Plan. This Plan shall constitute an agreement between the Company and the Participant executing a Participation Agreement.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Plan was duly adopted by the Board on March 25, 2020.

/s/M. Craig Hall

M. Craig Hall

EXHIBIT A

FORM OF

AGREEMENT TO PARTICIPATE IN THE

GRANITE CONSTRUCTION INCORPORATED

EXECUTIVE RETENTION AND SEVERANCE PLAN III

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AGREEMENT TO PARTICIPATE IN THE
GRANITE CONSTRUCTION INCORPORATED
EXECUTIVE RETENTION AND SEVERANCE PLAN III

As Effective January 1, 2020

In consideration of the benefits provided by the Granite Construction Incorporated Executive Retention and Severance Plan III, as effective January 1, 2020 (the “Plan"), the undersigned employee of Granite Construction Incorporated (the “Company") or any of its subsidiaries and the Company agree that, as of the date written below, the undersigned shall become a Participant in the Plan and shall be fully bound by and subject to all of its provisions. All references to a “Participant” in the Plan shall be deemed to refer to the undersigned.

The undersigned employee acknowledges that the Plan confers significant legal rights and may also constitute a waiver of rights under other agreements with the Company; that the Company has encouraged the undersigned to consult with the undersigned’s personal legal and financial advisors; and that the undersigned has had adequate time to consult with the undersigned’s advisors before executing this agreement. To the extent that the undersigned employee was a participant in the Granite Construction Incorporated Executive Retention and Severance Plan or the Granite Construction Incorporated Executive Retention and Severance Plan II, the undersigned employee acknowledges that his or her rights and benefits provided under the Plan supersede and replace any benefits under the Granite Construction Incorporated Executive Retention and Severance Plan and the Granite Construction Incorporated Executive Retention and Severance Plan II. The undersigned employee further agrees and acknowledges that he or she is waiving any provision of Section 15 of the Granite Construction Incorporated Executive Retention and Severance Plan or the Granite Construction Incorporated Executive Retention and Severance Plan II that would require consent to the adoption the Plan or a delayed effective date for the Plan.

The undersigned employee acknowledges that he or she has received a copy of the Plan and has read, understands and is familiar with the terms and provisions of the Plan. The undersigned employee further acknowledges that (1) by accepting the arbitration provision set forth in Section 12 of the Plan, the undersigned is waiving any right to a jury trial in the event of any dispute covered by such provision and (2) except as otherwise established in an employment agreement between a member of the Company Group and the undersigned, the employment relationship between the undersigned and his or her employer is an “at-will” relationship.

Executed on

PARTICIPANT
Signature
Name Printed
Address
GRANITE CONSTRUCTION INCORPORATED
By:
Title:

2

EXHIBIT B

FORM OF

GENERAL RELEASE OF CLAIMS
[Age 40 and over]

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GENERAL RELEASE OF CLAIMS
[Age 40 and over]

This Agreement is by and between [Employee Name] (Employee”) and [Granite Construction Incorporated or successor that agrees to assume the Executive Retention and Severance Plan III following a Change in Control] (the “Company”). This Agreement will become effective on the eighth (8th) day after it is signed by Employee (the “Effective Date”), provided that the Company has signed this Agreement and Employee has not revoked this Agreement (by written notice to [Company Contact Name] at the Company) prior to that date.

RECITALS

A.     Employee was employed by the Company or its _______________ subsidiary as of _______________, _____.

B.     Employee and the Company entered into an Agreement to Participate in the Granite Construction Incorporated Executive Retention and Severance Plan III (such agreement and plan being referred to herein as the “Plan”) effective as of __________, ____ wherein Employee is entitled to receive certain benefits in the event of a Termination upon a Change in Control (as defined by the Plan), provided Employee signs and does not revoke a Release (as defined by the Plan).

C.     A Change in Control (as defined by the Plan) has occurred as a result of [briefly describe change in control]

D.     Employee’s employment is being terminated as a result of a Termination upon a Change in Control. Employee’s last day of work and termination are effective as of ___________, ____. Employee desires to receive the payments and benefits provided by the Plan by executing this Release.

NOW, THEREFORE, the parties agree as follows:

1.     Commencing on the Effective Date, the Company shall provide Employee with the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan. Employee acknowledges that the payments and benefits made pursuant to this paragraph are made in full satisfaction of the Company’s obligations under the Plan. Employee further acknowledges that Employee has been paid all wages and accrued, unused vacation that Employee earned during his or her employment with the Company or its subsidiary.

2.     Employee and Employee’s successors release the Company, its respective subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever directly related to Employee’s employment by the Company or a subsidiary or the termination of such employment and occurring or existing at any time up to and including the Effective Date, including, but not limited to, any claims of breach of written contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress, or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. Notwithstanding the foregoing, this release shall not apply to any right of the Employee pursuant to Section 5.3 of the Plan or pursuant to a Prior Indemnity Agreement (as such term is defined by the Plan); and this release shall not apply to any right or claim that cannot be waived as a matter of law, such as claims within the exclusive jurisdiction of the Workers' Compensation Appeals Board or claims under California Labor Code sections 2800, et seq.

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3.     Employee also agrees not to file, cause to be filed, or otherwise pursue any released claims against any released party. Notwithstanding the foregoing, nothing in this paragraph shall preclude Employee from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or from participating in the EEOC’s investigation of a charge of discrimination, provided, however, that Employee waives any right to seek or receive any damages resulting from the prosecution or investigation of such charge.

4.     Employee acknowledges that he or she has read Section 1542 of the Civil Code of the State of California. which states in full

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Employee waives any rights that Employee has or may have under Section 1542 and comparable or similar provisions of the laws of other states in the United States to the full extent that he or she may lawfully waive such rights pertaining to this general release of claims, and affirms that Employee is releasing all known and unknown claims that he or she has or may have against the parties listed above.

5.     Employee and the Company acknowledge and agree that they shall continue to be bound by and comply with the terms and obligations under the following agreements: (i) any proprietary rights or confidentiality agreements between the Company or its subsidiary and Employee, (ii) the Plan, (iii) any Prior Indemnity Agreement (as such term is defined by the Plan) to which Employee is a party, and (iv) any agreement between the Company or its subsidiary and Employee evidencing an Equity Award (as such term is defined by the Plan), as modified by the Plan.

6.     This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

7.     The parties agree that any and all disputes that both (i) arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement or the interpretation of the terms of this Agreement shall be subject to binding arbitration pursuant to Section 12 of the Plan.

8.     The parties agree that any and all disputes that (i) do not arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement, the interpretation of the terms of this Agreement or any of the matters herein released or herein described shall be subject to binding arbitration, to the extent permitted by law, in Santa Clara, California or any other site mutually agreed to by the Company and Employee, before the American Arbitration Association, as provided in this paragraph. The parties agree to and hereby waive their rights to jury trial as to such matters to the extent permitted by law; provided however, that (a) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to trade secrets, confidential and proprietary information or other intellectual property; and (b) this arbitration provision shall not preclude the parties from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of intellectual property. The Company shall bear the costs of the arbitrator, forum and filing fees and each party shall bear its own respective attorney fees and all other costs, unless otherwise provided by law and awarded by the arbitrator.

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9.     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 4 of this Agreement. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT EMPLOYEE MAY HAVE UP TO 45 DAYS TO CONSIDER THIS AGREEMENT, THAT EMPLOYEE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER EMPLOYEE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 1.

Dated:	[Employee Name]

[Company]

Dated:	By:

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EXHIBIT C

FORM OF

GENERAL RELEASE OF CLAIMS
[Under age 40]

7

GENERAL RELEASE OF CLAIMS
[Under age 40]

This Agreement is by and between [Employee Name] (“Employee”) and [Granite Construction Incorporated or successor that agrees to assume the Executive Retention and Severance Plan III following a Change in Control] (the “Company”). This Agreement is effective on the day it is signed by Employee (the “Effective Date”).

RECITALS

A,     Employee was employed by the Company or its ___________ subsidiary as of __________, ____.

B.     Employee and the Company entered into an Agreement to Participate in the Granite Construction Incorporated Executive Retention and Severance Plan III (such agreement and plan being referred to herein as the “Plan”) effective as of __________, ____ wherein Employee is entitled to receive certain benefits in the event of a
Termination upon a Change in Control (as defined by the Plan), provided Employee signs a Release (as defined by the Plan).

C.     A Change in Control (as defined by the Plan) has occurred as a result of [briefly describe change in control]

D.     Employee’s employment is being terminated as a result of a Termination upon a Change in Control. Employee’s last day of work and termination are effective as of __________, ____ (the “Termination Date”). Employee desires to receive the payments and benefits provided by the Plan by executing this Release.

NOW, THEREFORE, the parties agree as follows:

1.     Commencing on the Effective Date, the Company shall provide Employee with the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan. Employee acknowledges that the payments and benefits made pursuant to this paragraph are made in full satisfaction of the Company’s obligations under the Plan. Employee further acknowledges that Employee has been paid all wages and accrued, unused vacation that Employee earned during his or her employment with the Company or its subsidiary.

2.     Employee and Employee’s successors release the Company, its respective subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever directly related to Employee’s employment by the Company or a subsidiary or the termination of such employment and occurring or existing at any time up to and including the Termination Date, including, but not limited to, any claims of breach of written contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress, or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. Notwithstanding the foregoing, this release shall not apply to any right of the Employee pursuant to Sections 5.3 of the Plan or pursuant to a Prior Indemnity Agreement (as such term is defined by the Plan); and this release shall not apply to any right or claim that cannot be waived as a matter of law, such as claims within the exclusive jurisdiction of the Workers' Compensation Appeals Board or claims under California Labor Code sections 2800, et seq.

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3.     Employee also agrees not to file, cause to be filed, or otherwise pursue any released claims against any released party. Notwithstanding the foregoing, nothing in this paragraph shall preclude Employee from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or from participating in the EEOC’s investigation of a charge of discrimination, provided, however, that Employee waives any right to seek or receive any damages resulting from the prosecution or investigation of such charge.

4.     Employee acknowledges that he or she has read Section 1542 of the Civil Code of the State of California. which states in full

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Employee waives any rights that Employee has or may have under Section 1542 and comparable or similar provisions of the laws of other states in the United States to the full extent that he or she may lawfully waive such rights pertaining to this general release of claims, and affirms that Employee is releasing all known and unknown claims that he or she has or may have against the parties listed above.

5.     Employee and the Company acknowledge and agree that they shall continue to be bound by and comply with the terms and his obligations under the following agreements: (i) any proprietary rights or confidentiality agreements between the Company or its subsidiary and Employee, (ii) the Plan, (iii) any Prior Indemnity Agreement (as such term is defined by the Plan) to which Employee is a party, and (iv) any agreement between the Company or its subsidiary and Employee evidencing an Equity Award (as such term is defined by the Plan), as modified by the Plan.

6.     This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

7.     The parties agree that any and all disputes that both (i) arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement or the interpretation of the terms of this Agreement shall be subject to binding arbitration pursuant to Section 12 of the Plan.

8.     The parties agree that any and all disputes that (i) do not arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement, the interpretation of the terms of this Agreement or any of the matters herein released or herein described shall be subject to binding arbitration, to the extent permitted by law, in Santa Clara, California or any other site mutually agreed to by the Company and Employee, before the American Arbitration Association, as provided in this paragraph. The parties agree to and hereby waive their rights to jury trial as to such matters to the extent permitted by law; provided however, that (a) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to trade secrets, confidential and proprietary information or other intellectual property; and (b) this arbitration provision shall not preclude the parties from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of intellectual property. The Company shall bear the costs of the arbitrator, forum and filing fees and each party shall bear its own respective attorney fees and all other costs, unless otherwise provided by law and awarded by the arbitrator.

9

9.     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 4 of this Agreement. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 1.

Dated:	[Employee Name]

[Company]

Dated:	By:

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